Exhibit 99.1

Xponential Fitness, Inc. Provides 2021 Operating Highlights and Announces Participation at the Jefferies Virtual Winter Restaurant, Foodservice, Gaming, Lodging and Leisure Summit

Company anticipates to meet or exceed the high-end of its full year 2021 outlook ranges

IRVINE, Calif., January 11, 2022—Xponential Fitness, Inc. (NYSE: XPOF), a curator of leading boutique fitness brands, today provided 2021 operating highlights and announced the Company’s participation at the Jefferies Virtual Winter Restaurant, Foodservice, Gaming, Lodging and Leisure Summit on January 24, 2022.

2021 Operating Highlights

Please note that with the exception of studios opened and licenses sold, operating highlights provided below exclude BFT, the Company’s tenth brand, acquired on October 13, 2021, and represent North America only.

For the full year ended December 31, 2021, the Company:

•	Surpassed over 2,100 open studios, and increased total licenses sold to over 4,400 across 10 brands globally;

•	Grew total members by 49% year-over-year to 449,000, up from 300,000 in 2020 and 348,000 in 2019;

•	Grew studio visits by 54% year-over-year to 29.7 million, up from 19.2 million in 2020 and 25.2 million in 2019;

•	Increased system-wide sales(1) to $708 million, up 60% from $442 million in 2020, and up 26% from $560 million in 2019;

•	Delivered same store sales(2) growth of 41%, up from (34%) in 2020 and up from 9% in 2019; and

•	Achieved Q4 2021 run-rate average unit volume (AUV)(3) of $446,000, compared to $286,000 in Q4 2020 and $477,000 in Q4 2019.

“Xponential Fitness delivered strong results in the fourth quarter of 2021, in which we continued to grow system-wide sales, total members and studio visits,” said Anthony Geisler, Chief Executive Officer of Xponential Fitness, Inc. “As a result of the resiliency and momentum of our business, we expect to meet or exceed the high-end of our full year 2021 outlook ranges. Despite concerns over the COVID-19 Omicron variant, the demand for our boutique fitness offering remains strong, as existing and new members seek out safe and effective workout regimens to maintain their physical wellbeing. We are grateful for the success of our franchise partners this past year and are looking forward to building upon this momentum in 2022.”

2021 Outlook

The Company expects to meet or exceed the high-end of its previously provided full year 2021 outlook:

•	New studio openings in the range of 230 to 250;

•	North America system-wide sales in the range of $690.0 million to $700.0 million;

•	Revenue in the range of $147.0 million to $148.5 million; and

•	Adjusted EBITDA in the range of $25.0 million to $26.0 million.

Xponential Fitness plans to report its fourth quarter and full year 2021 results and provide full year 2022 outlook in early March. The date of the Company’s earnings conference call will be announced in the coming weeks.

Participation at the Jefferies Winter Restaurant, Foodservice, Gaming, Lodging and Leisure Summit

Xponential Fitness also announced today that the Company’s management team will be participating at the Jefferies Winter Restaurant, Foodservice, Gaming, Lodging and Leisure Summit, which is to be held virtually January 24 – 25, 2022. Anthony Geisler, Chief Executive Officer, John Meloun, Chief Financial Officer, and Sarah Luna, President, are scheduled to present on Monday, January 24, 2022 at 12:00 p.m. ET and will participate in virtual meetings with investors throughout the day.

The presentation will be broadcast live over the Internet and can be accessed in the Investor Relations section of Xponential Fitness’ website at https://investor.xponential.com/. In addition to the live webcast, a replay will be available on the Company’s website following the event.

About Xponential Fitness, Inc.

Founded in 2017 and headquartered in Irvine, California, Xponential Fitness, Inc. (NYSE: XPOF) is a curator of leading boutique fitness brands across multiple verticals. Through its mission to make boutique fitness accessible to everyone, the Company has built and curated a diversified platform of ten boutique fitness brands spanning across verticals including Pilates, indoor cycling, barre, stretching, rowing, dancing, boxing, running, functional training and yoga. In partnership with its franchisees, Xponential Fitness offers energetic, accessible, and personalized workout experiences led by highly-qualified instructors in studio locations across 48 U.S. states and through master franchise agreements or international expansion in 11 additional countries. Xponential Fitness’ portfolio of brands includes Club Pilates, the nation’s largest Pilates brand; CycleBar, the nation’s largest indoor cycling brand; StretchLab, a concept offering one-on-one and group stretching services; Row House, a high-energy, low-impact indoor rowing workout; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest franchised yoga brand; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements; STRIDE, a treadmill-based cardio and strength training concept; Rumble, a boxing-inspired full-body workout; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe non-GAAP measures are useful in evaluating our operating performance. We use certain non-GAAP financial information, such as EBITDA and Adjusted EBITDA, and other unusual non-operating or non-recurring items that we believe are not representative of our core business or future operating performance, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with comparable GAAP financial measures, is helpful to investors because it provides consistency and comparability with past financial performance, and provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as tools for comparison. We seek to compensate such limitations by providing a detailed reconciliation for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to projected financial and performance information such as annual revenue, Adjusted EBITDA, our expectations to meet or exceed our full year 2021 outlook and the continuing growth of our business in 2022. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and franchisees; our relationships with master franchisees and franchisees; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international market; loss or reputation and brand awareness; material weakness in our internal control over financial reporting; and other risks as described in our SEC filings, including our Quarterly Report on Form 10-Q for the three months ended September 30, 2021 filed by Xponential with the SEC on November 12, 2021 and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Footnotes

1 System-wide sales represent gross sales by all studios. System-wide sales includes sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales monthly, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

2 Same store sales refer to period-over-period sales comparisons for the base of studios. We define the same store sales base to include studios in North America that have been open for at least 13 calendar months as of the measurement date. Any transfer of ownership of a studio does not affect this metric. We measure same store sales based solely upon monthly sales as reported by franchisees. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.

3 AUV is calculated by dividing sales during the applicable period for all studios being measured by the number of studios being measured. Quarterly run-rate AUV is calculated as the quarterly AUV multiplied by four, for studios that are at least 6 months old at the beginning of the respective quarter. Monthly run-rate AUV is calculated as the monthly AUV multiplied by twelve, for studios that are at least 6 months old at the beginning of the respective month. AUV growth is primarily driven by changes in same store sales and is also influenced by new studio openings. Management reviews AUV to assess studio economics.

Contact:

Kimberly Esterkin

Addo Investor Relations

investor@xponential.com

(310) 829-5400

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